Report From The President

DATE: February 18, 2016

FEDERAL HOME LOAN BANK OF NEW YORK
DECLARES A 4.65% DIVIDEND FOR THE FOURTH QUARTER OF 2015

I am pleased to announce that, on February 18, 2016, your Board of Directors (“Board”) approved a dividend for the fourth quarter of 2015 of 4.65% (annualized). The dollar amount of the dividend will be approximately $61.6 million. The cash dividend will be distributed on February 19, 2016.

At the Federal Home Loan Bank of New York, we are focused on serving as a reliable partner for our members and enhancing the value of that membership. This reliability extends to our quarterly dividend. Throughout 2015, we provided a reasonable dividend to our members, totaling more than $225 million over the four quarters. A consistent and reliable dividend is another way in which we deliver member value, and the dividend also reflects the FHLBNY’s low-risk profile and conservative business strategy.

We will publish our 2015 audited financial results in its Form 10-K filing with the U.S. Securities and Exchange Commission, which is expected to be filed by March 21, 2016.

Sincerely,

José R. González
President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.